Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-61132, 333-97375, 333-119257, 333-151941, and 333-169569) and on Form S-3 (No. 333-169786) of Regeneron Pharmaceuticals, Inc., of our report dated February 17, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
February 17, 2011